                                                                     EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT



         This  REGISTRATION  RIGHTS AGREEMENT (this  "Agreement") is dated as of

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May  30,  1997,  and  is  being  made  and  entered  into  by  and  among  AVERY

COMMUNICATIONS,  INC., a Delaware  corporation ("ACI"), and THE FRANKLIN HOLDING

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CORPORATION (DELAWARE), a Delaware corporation (the "Holder"), with reference to

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the following RECITALS:



                                R E C I T A L S:

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         A. For the convenience of the parties, certain capitalized words and phrases used herein are defined or referred to in Section 3.1.



         B. To provide  the Holder  with  greater  liquidity  in the future with respect to the Registrable Stock, the Holder wishes to have certain registration rights and ACI wishes to grant such rights to the Holder.



         NOW, THEREFORE,  in consideration of the recitals and of the respective covenants,  representations,  warranties and agreements  herein  contained,  and intending  to be legally  bound  hereby,  the  parties  hereto  hereby  agree as follows:



                                    ARTICLE 1



                               REGISTRATION RIGHTS



         SECTION 1.1  DEMAND REGISTRATION.



                  1.1.1  REQUEST  FOR  REGISTRATION.  At any time after April 1,

         1998, until the Expiration Date, Holder may make a written request (the

         "Demand Notice") for  registration  under the Securities Act (a "Demand

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         Registration")  of all or part of Holder's  Demand  Registrable  Stock,

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         subject to the  conditions  of this  Agreement.  The Demand Notice will specify the number of shares of Demand Registrable Stock proposed to be sold and will also specify the intended method of disposition  thereof.

         Subject  to  Section  1.1.4  hereof,  ACI will  include  in the  Demand

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         Registration  all  Demand  Registrable  Stock  specified  in the Demand

         Notice.   The  Demand   Registration   shall  be  on  such  appropriate

         registration form of the Commission as ACI shall determine.



                  1.1.2  LIMITATION ON DEMAND REGISTRATION.  ACI shall not be obligated  to  effect  more than one  Demand  Registration  under  this

         Section 1.1.2.

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                  Notwithstanding   any  provision  of  this  Agreement  to  the

         contrary,  ACI  shall  not be  obligated  to honor  any  Demand  Notice

         requesting  a  Demand   Registration,   or  otherwise  cause  a  Demand

         Registration to become effective, hereunder if (i) the Demand Notice is delivered  to ACI  during  the  period  commencing  90 days  before the estimated effective date of a registration  statement pursuant to which

         ACI proposes to offer shares of any class of equity  securities  of ACI in an underwritten offering and ending 180 days after the closing date of any such offering. If ACI determines not to proceed with such proposed  offering,  ACI shall promptly notify the Holder who made the  Demand  Notice  that (i)  ACI's  proposed  offering  has been cancelled  and (ii) ACI will file the  Demand  Registration  as soon as practicable as requested by the Holder who delivered the Demand Notice.



                  1.1.3 EFFECTIVE  REGISTRATION AND EXPENSES.  Upon receipt of a

         Demand Notice,  ACI will (i) take appropriate  action, on a reasonable,

         timely basis, to prepare and file a registration statement covering the

         Demand  Registrable  Stock  requested  to be  included  in  the  Demand

         Registration  (subject  to  Section  1.1.4  below)  and  (ii)  use  its

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         commercially  reasonable  efforts to cause the Demand  Registration  to become  effective  under the Securities  Act. A  registration  will not count as a Demand  Registration  unless a  registration  statement with respect thereto has become  effective  (unless the Holders whose Demand

         Registrable  Stock are  included in such Demand  Registration  withdraw their  shares of Demand  Registrable  Stock,  in which case such demand shall count as the Demand Registration).  ACI will pay all Registration

         Expenses in connection with the Demand Registration.



                  1.1.4  PRIORITY  ON  DEMAND  REGISTRATIONS.  In the  event the offering of shares  pursuant to a Demand  Registration  shall be in the

         form  of  an   underwritten   offering   by  or  through  one  or  more

         underwriters,  and the managing  underwriter  or  underwriters  of such underwritten offering advise ACI in writing that, in their opinion, the number of Demand  Registrable Stock and any other securities  requested to be  included  in such  offering  is  sufficiently  large  to  affect materially  and  adversely  the success of such  offering (a  "Material

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         Adverse Effect"),  ACI shall include in such registration the aggregate

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         number of shares of Demand  Registrable  Stock  which in the opinion of such managing  underwriter or underwriters can be sold without any such

         Material Adverse Effect.  Other securities  requested to be included in such  offering  shall  only be  included  if (i) all  shares  of Demand

         Registrable  Stock are  included  and (ii) the  inclusion of such other securities will not result in a Material Adverse Effect.



         SECTION 1.2  INCIDENTAL REGISTRATION.



                  1.2.1 PIGGYBACK RIGHTS OF HOLDER. If at any time or times from and after the date hereof,  ACI intends to file prior to the Expiration

         Date a  Registration  Statement  on  Form  S-1,  S-2 or S-3  (or  other appropriate  form)  for the  registration  of  Common  Stock  with  the

         Commission (other than a (i) Registration Statement on Form S-4 (or any successor  form)  relating  to  a  corporate  reorganization  or  other transaction  under Rule 145, (ii)  Registration  Statement  relating to securities  issued  pursuant to, or interests  in, an employee  benefit plan for the employees of ACI or its  affiliates or (iii)  Registration

         Statement on a form which does not permit the  inclusion of  securities sold in a  secondary  offering),  then ACI shall  notify  the Holder at least 30 days prior to each such filing of ACI's intention to file such a Registration  Statement.  Such notice shall state the amount and type of  securities  proposed  to be  registered  thereby.  Upon the written request of the Holder (a "Holder  Request")  given within 20 days after

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         receipt of any such notice  stating the number of shares of Registrable

         Stock to be  disposed  of by the  Holder  and the  intended  method  of disposition,  ACI will use reasonable efforts to cause the aggregate of the Registrable  Stock designated in the Holder Requests to be included in such
         registration  so as to permit the  disposition  (in accordance with the methods  specified  in the  Holder  Request(s))  by the  Holder  of the

         Registrable Stock so registered, subject to the reductions specified in

         Sections 1.2.2 and 1.2.3, as applicable.  The Holder shall be entitled,

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         subject to such  reductions,  to participate in an unlimited  number of such registrations.



                  1.2.2 REDUCTIONS OF REGISTRABLE  STOCK TO BE INCLUDED.  If the

         registration  proposed by ACI involves an underwritten  offering of the

         Common  Stock,  whether or not for sale for the  account of ACI,  to be distributed (on a best efforts or firm commitment  basis) by or through one  or  more  underwriters,  and  the  managing  underwriter  of  such underwritten offering shall advise ACI in writing that, in its opinion,

         the  registration  of all or a specified  portion of Registrable  Stock

         concurrently   with  the  Common  Stock  will   adversely   affect  the

         distribution  of such Common Stock by such  underwriters,  then ACI may require,  by written notice to the Holder, that the distribution of all or a specified  portion of the Registrable  Stock be excluded from such registration in accordance with Section 1.7.

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                  1.2.3  WITHDRAWALS.  ACI may in its  discretion  withdraw  any

         Registration Statement filed pursuant to this Section 1.2 subsequent to

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         its filing and prior to its  effective  date  without  liability to the

         Holder, other than to pay expenses pursuant to Section 1.4.

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         SECTION 1.3   INDEMNITY.



                  (a) ACI will, and hereby does, indemnify and hold harmless, to

         the   extent   permitted   by   law,   each   Holder,   its   partners,

         representatives, shareholders, officers and directors, if any, and each

         Person,  if any, who controls the Holder  within the meaning of Section

         15  of  the  Securities  Act,  against  all  losses,  claims,  damages,

         liabilities (or proceedings in respect thereof) and expenses (under the

         Securities Act or common law or otherwise), joint or several, resulting from any untrue or misleading statement or alleged untrue or misleading statement of a material fact  contained in any  Registration  Statement

         (as declared effective) or prospectus filed under Rule 424(b) under the

         Securities  Act (and as  amended  or  supplemented  if ACI  shall  have furnished any  amendments or  supplements  thereto) or any  preliminary prospectus  or caused by any  omission  or  alleged  omission  to state therein a material fact  required to be stated  therein or necessary to make the statements therein not misleading, except insofar as:



                           (i) such losses,  claims,  damages,  liabilities  (or

                  proceedings in respect  thereof) or expenses are caused by any untrue  statement or alleged untrue statement made in reliance on or in conformity with any information  furnished in writing to ACI by the Holder expressly for use therein; or



                           (ii) in the case of any  registration  that is not an

                  underwritten   offering,   such   losses,   claims,   damages,

                  liabilities  (or  proceedings in respect  thereof) or expenses result from the Holder selling  Registrable  Stock to a Person asserting the  existence of an untrue or misleading  statement or alleged untrue statement or
                  omission or alleged  omission in a preliminary  prospectus and to whom  there  was not  given  or  sent,  at or  prior to the written  confirmation of the sale of the Registrable  Stock, a copy of the final  prospectus or the final  prospectus as then amended or supplemented but only if such statement or omission

                  was   corrected  in  such  final   prospectus  or  amended  or

                  supplemented   final   prospectus   prior   to  such   written

                  confirmation  and the Holder was given  notice,  prior to such written confirmation,  of the availability of, or that ACI was preparing,  such final  prospectus or amended or  supplemented final prospectus.



         If the offering  pursuant to any  Registration  Statement  provided for under this Agreement is made through underwriters, no action or failure to  act  on  the  part  of  such  underwriters  (whether  or  not  such

         underwriter   is  an  Affiliate  of  any  Holder)  shall  affect  ACI's

         obligations to indemnify the Holder or any other Person pursuant to the preceding sentence. It is agreed that the indemnity agreement contained in this Section 13 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage,  liability,  or action if such settlement is  effected  without  the  consent of ACI (which  consent has not been unreasonably withheld).



                  (b) In connection with any Registration Statement in which the

         Holder is  participating,  the Holder will indemnify and hold harmless,

         to the extent permitted by law, ACI, its officers, directors, partners,

         legal counsel,  and accountants,  and each underwriter,  if any, of ACI

         Securities covered by such Registration Statement,  and each Person, if any,  who controls  ACI or any such  underwriter  within the meaning of

         Section 15 of the Securities  Act, and each of the Other  Stockholders,

         and each of their respective  officers,  directors,  and partners,  and each  Person  controlling  any of the Other  Stockholders  against  any

         losses,  claims,  damages,   liabilities  (or  proceedings  in  respect

         thereof)  and  expenses  (under  the  Securities  Act or common  law or otherwise)  resulting  from any  untrue  statement  or  alleged  untrue statement of a material  fact or any omission or alleged  omission of a material fact required to be stated in the  Registration  Statement (as declared  effective)  or  prospectus  filed under Rule 424(b) under the

         Securities  Act or preliminary  prospectus or any amendment  thereof or supplement  thereto,  or necessary to make the  statements  therein not misleading, but only to the extent that:



                           (i)      such untrue statement is made in reliance on

                  or in conformity with any information  furnished in writing by the Holder expressly for use therein; or



                           (ii)     in the case of any  registration that is not

                  an  underwritten  offering,   such  losses,  claims,  damages,

                  liabilities  (or  proceedings in respect  thereof) or expenses resulting  from  the  Holder  selling  Registrable  Stock to a

                  Person  asserting  the  existence  of an untrue  statement  or alleged untrue  statement or omission or alleged omission in a preliminary  prospectus  and to whom  there  was not  given or sent, at or prior to the written  confirmation  of the sale of the  Registrable  Stock, a copy of the final  prospectus or of the final  prospectus as then amended or supplemented but only if such  statement  or omission  was  corrected  in such final prospectus or amended or supplemented  final  prospectus prior to such written  confirmation and the Holder was given notice,

                  prior to such written confirmation,
                  of the availability of, or that ACI was preparing,  such final prospectus or amended or supplemented final prospectus;



         provided,  however,  that the obligations of the Holder hereunder shall not apply to amounts paid in  settlement  of any such  claims,  losses,

         damages,  or  liabilities  (or  actions  in  respect  thereof)  if such settlement is effected without the consent of the Holder (which consent has not been unreasonably  withheld);  and, provided further,  that the

         Holder's  obligations under this Section 1.3.(b) shall be limited to an

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         amount equal to the net proceeds to the Holder of the Registrable Stock sold pursuant to such Registration Statement.



                  (c)  Any  Person   entitled  to   indemnification   under  the

         provisions  of Section  1.3.(a) or (b) shall (i) give prompt  notice to

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         the  indemnifying  party of any claim  with  respect  to which it seeks indemnification,  and (ii) unless in the opinion of counsel  reasonably satisfactory to the  indemnifying  party a conflict of interest between such indemnified and indemnifying  parties may exist in respect of such claim,  permit  such  indemnifying  party to assume the defense of such claim,  with counsel  reasonably  satisfactory to the indemnified party

         (who shall not,  except with the consent of the  indemnified  party, be counsel to the indemnifying  party); and if such defense is so assumed,

         such indemnifying party shall not enter into any settlement without the

         consent  of  the  indemnified  party  if  such  settlement   attributes

         liability to the indemnified  party and such  indemnifying  party shall not be subject to any  liability  for any  settlement  made without its

         consent   (which  shall  not  be   unreasonably   withheld);   and  any

         underwriting  agreement  entered into with respect to any  Registration

         Statement  provided for under this Agreement  shall so provide.  In the event an  indemnifying  party shall not be entitled,  or elects not, to assume the  defense of a claim,  such  indemnifying  party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties  indemnified by such  indemnifying  party in respect of such claim.  Such  indemnity  shall remain in full force and effect  regardless  of any  investigation  made  by or on  behalf  of a participating  Holder,  its officers,  directors or any Person, if any,

         who controls the Holder as aforesaid, and shall survive the transfer of such securities by the Holder.



                  (d) If for any reason the foregoing  indemnity is unavailable,

         then the  indemnifying  party  shall  contribute  to the amount paid or payable by the  indemnified  party as a result of such losses,  claims,

         damages,   liabilities  or  expenses  (i)  in  such  proportion  as  is

         appropriate   to  reflect  the  relative   benefits   received  by  the

         indemnifying  party on the one hand  and the  indemnified  party on the other or (ii) if the  allocation  provided  by clause  (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated,  in such proportion as is appropriate to reflect not only the relative  benefits  received by the indemnifying  party on the one hand  and the  indemnified  party on the other but also the  relative  fault of the  indemnifying  party and the

         indemnified   party   as  well   as  any   other   relevant   equitable

         considerations.  Notwithstanding  the  foregoing,  no  Holder  shall be required  to  contribute  any amount in excess of the amount the Holder would  have  been  required  to  pay  to an  indemnified  party  if the indemnity under Section 1.3.(a) or (b), as applicable, was

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         available. No person guilty of fraudulent misrepresentation (within the meaning of Section  11(f) of the  Securities  Act) shall be entitled to contribution  from any  Person  who was not  guilty of such  fraudulent misrepresentation.  The relative fault of the indemnifying party and of the indemnified  party shall be determined by reference to, among other things,  whether the untrue or alleged  untrue  statement of a material fact or the omission to state a material  fact  relates to  information supplied by the indemnifying  party or by the indemnified party and the

         parties'  relative  intent,  knowledge,  access  to  information,   and

         opportunity to correct or prevent such statement or omission.



                  (e) An  indemnifying  party shall make payments of all amounts required  to be  made  pursuant  to the  foregoing  provisions  of this

         Section 1.3 to or for the account of the indemnified party from time to

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         time  promptly  upon receipt of bills or invoices  relating  thereto or when otherwise due and payable.



                  (f)  Notwithstanding  the  foregoing,  to the extent  that the

         provisions  on  indemnification  and  contribution   contained  in  the

         underwriting agreement entered into in connection with the underwritten public  offering are in conflict  with the  foregoing  provisions,  the provisions in the underwriting agreement shall control.



         SECTION 1.4   REGISTRATION PROCEDURES.



                  (a)  Whenever  the  Holder  has  properly  requested  that any

         Registrable  Stock be  registered  pursuant to Sections 1.1 or 1.2, ACI

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         will use reasonable  efforts to effect the  registration in furtherance of the sale of the  Registrable  Stock in accordance  with the intended method of disposition  thereof, and in connection with any such request

         ACI will:



                           (i)  prepare  and  file  with  the  Commission   such

                  amendments and supplements to such Registration  Statement and

                  the  prospectus  used  in  connection   therewith  as  may  be

                  necessary to keep such  Registration  Statement  effective for such period (not to exceed 90 days) as will terminate when all

                  Registrable Stock covered by such Registration  Statement have been sold and comply with the provisions of the Securities Act with respect to the  disposition of all securities  covered by such  Registration  Statement during such period in accordance with  the  intended  methods  of  disposition  by the  sellers thereof set forth in such Registration Statement;



                           (ii) furnish to each seller of Registrable Stock such

                  number  of  copies  of  such  Registration   Statement,   each

                  amendment and  supplement  thereto (in each case including all

                  exhibits   thereto),   the   prospectus   included   in   such

                  Registration    Statement    (including    each    preliminary

                  prospectus),  each amendment and  supplement  thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the  Registrable  Stock owned by such seller;



                           (iii) use  reasonable  efforts to register or qualify

                  the Registrable  Stock under such other applicable  securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things  which may be  reasonably  necessary  or  advisable  to enable  such  seller to  consummate  the  disposition  in such jurisdictions  of the Registrable  Stock owned by such seller;

                  provided,  however,  that  ACI  will  not be  required  to (A)

                  qualify generally to do business or subject itself to taxation in any  jurisdiction  where it would not otherwise be required to qualify or be subject but for this  subparagraph  (iii), or

                  (B)  consent  to  general  service  of  process  in  any  such jurisdiction;



                           (iv) use reasonable  efforts to cause the Registrable

                  Stock covered by such Registration  Statement to be registered with or approved by such other Governmental Authorities as may

                  be  reasonably   necessary  by  virtue  of  the  business  and

                  operations  of ACI to enable the seller or sellers  thereof to consummate the disposition of the Registrable Stock;



                            (v) (A) notify each seller of the Registrable Stock,

                  at any time when a prospectus  relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which  the  prospectus  included  in such

                  Registration  Statement  contains  an  untrue  statement  of a material  fact or omits to state any material fact required to be stated therein or necessary to make the statements  therein not  misleading,  and (B) prepare a supplement or amendment to such  prospectus  so  that,  as  thereafter  delivered  to the purchasers of the Registrable  Stock, such prospectus will not contain  an untrue  statement  of a  material  fact or omit to state any  material  fact  required  to be stated  therein  or necessary to make the statements therein not misleading;



                           (vi)  (A)  use   reasonable   efforts  to  cause  all

                  Registrable Stock to be listed on each securities  exchange or stock  market  on which  the  Common  Stock is then  listed or quoted,  and (B) unless  the same  already  exists,  provide a transfer agent, registrar and CUSIP number for all Registrable

                  Stock not later than the  effective  date of the  Registration

                  Statement;



                          (vii) make  available for inspection at the offices of

                  ACI during regular business hours by any seller of Registrable

                  Stock,  any  underwriter   participating  in  any  disposition

                  pursuant  to such  Registration  Statement  and any  attorney,

                  accountant  or other  agent  retained  by any such  seller  or underwriter,  such  financial  and  other  records,  pertinent

                  corporate   documents  and  properties  of  ACI  as  shall  be

                  reasonably  requested  by them and be necessary to enable them to exercise its due diligence responsibility; and



                         (viii) use its reasonable efforts to otherwise comply

                  with all applicable rules and regulations of the Commission.



                  (b) In connection with any registration  effected  pursuant to

         Sections 1.1 or 1.2, that the Holder has requested  that its securities

         -------------------

         be registered pursuant to such Registration  Statement shall provide to

         ACI such information as may be reasonably requested by ACI to be required for inclusion in such Registration Statement pursuant to the Securities Act and the rules and regulations thereunder.



                  (c) Holder agrees by acquisition of the Registrable  Stock and the  registration  rights  thereunder  that, upon receipt of any notice from ACI of the happening of any event of the kind described in Section

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         1.4(a)(v),   the  Holder  will  forthwith  discontinue  disposition  of

         ---------

         Registrable Stock pursuant to the Registration  Statement  covering the

         Registrable  Stock  until the  Holder's  receipt  of the  copies of the

         supplemented  or  amended  prospectus   contemplated  by  such  Section

                                                                         -------

         1.4(a)(v),  and, if so directed by ACI,  the Holder will deliver to ACI

         ---------

         (at ACI's expense) all copies, other than permanent file copies then in the Holder's  possession,  of the prospectus  covering the  Registrable

         Stock  current at the time of receipt of such notice.  In the event ACI shall give any such notice,  the period mentioned in Section  1.4(a)(i)

                                                              ------------------

         shall be  extended  by the number of days  during  the period  from and including  the date of the giving of such  notice  pursuant  to Section

                                                                         -------

         1.4(a)(v)  to and  including  the date when each seller of  Registrable

         ---------

         Stock covered by such  Registration  Statement  shall have received the copies of the supplemented or amended  prospectus  contemplated by such

         Section 1.4(a)(v).

         -----------------



         SECTION 1.5 EXPENSES.  All Registration  Expenses incurred in effecting any registration, qualifications or compliance pursuant to this Agreement, shall be  borne  by ACI.  All  Selling  Expenses  relating  to  Registrable  Stock  so registered  shall  be  borne  by  the  Holder,  according  to  the  quantity  of

Registrable Stock included in such registration along with any other expenses in connection  with the  registration  required  to be borne by the  Holder  of the

Registrable Stock.



         SECTION 1.6 LIMITATION ON REGISTRATION.  Notwithstanding the foregoing,

under no circumstances will ACI be obligated to cause any registration  effected pursuant to this Agreement to remain  effective  after the Expiration Date or to include  any  Registrable  Stock  in  a  Registration  Statement  which  becomes effective after the Expiration Date.



         SECTION  1.7   ALLOCATION  OF   REGISTRATION   OPPORTUNITIES.   In  any

circumstance in which the Registrable Stock and other shares of ACI Common Stock

(including  shares of Common Stock issued or issuable upon  conversion of shares of any currently  unissued series of preferred  stock of ACI) with  registration rights (the "Other Shares") requested to be included in a registration on behalf

             ------------

of the Holder or other selling stockholders ("Other  Stockholders") cannot be so

                                              -------------------

included  as a result  of  limitations  of the  aggregate  number  of  shares of

Registrable  Stock and  Other  Shares  that may be so  included,  other  than as provided in Section 1.1.4 and Section 1.2.2, the number of shares of Registrable

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Stock and Other  Shares that may be so  included  shall be  allocated  among the

Holder and Other  Stockholders  requesting  inclusion  of shares pro rata on the basis of the number of shares of  Registrable  Stock and Other Shares that would be held by the Holder and Other  Stockholders,  assuming  conversion;  provided,

however,  that such allocation  shall not operate to reduce the aggregate number of  shares  of  Registrable  Stock  and  Other  Shares  to be  included  in such registration.  If the Holder or any Other Stockholder does not request inclusion of the maximum number of shares of Registrable  Stock and Other Shares allocated to such Person pursuant to the above-described  procedure, the remaining portion of any such Person's  allocation  shall be  reallocated  among those  requesting

Holder and Other  Stockholders  whose allocations did not satisfy their requests pro rata on the basis of the number of shares of

Registrable  Stock and Other  Shares which would be held by the Holder and Other

Stockholders,  assuming  conversion,  and this procedure shall be repeated until all of the shares of Registrable Stock and Other Shares which may be included in the  registration  on behalf of the Holder and Other  Stockholders  have been so allocated.



         SECTION 1.8 DELAY OF  REGISTRATION.  No Holder  shall have any right to take any action to restrain,  enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1.



                                    ARTICLE 2



                             UNDERWRITTEN OFFERINGS



         SECTION 2.1 UNDERWRITING ARRANGEMENTS.  If ACI or holders of securities initially  requesting or demanding such  registration  have  determined to enter into an underwriting agreement in connection therewith,  all shares constituting

Registrable Stock to be included in such  registration  shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting  arrangements  approved  by such  Persons so  determining  to enter therein and completes and executes all questionnaires, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.



         If  requested  by the  underwriters  for any  underwritten  offering of

Registrable  Stock,  ACI will enter into an  underwriting  agreement  that shall contain  such  representations  and  warranties  by ACI and such other terms and provisions as are customarily contained in underwriting  agreements with respect to secondary distributions.



         SECTION 2.2 SELECTION OF  UNDERWRITERS.  If ACI at any time proposes to register any ACI Securities for sale for its own account and such securities are to be distributed by or through one or more  underwriters,  the selection of the underwriter(s),  including,  without  limitation,  the managing  underwriter(s),

shall be made by ACI.



         SECTION 2.3 HOLDBACK AGREEMENTS. Notwithstanding any other provision of the  Agreement,  if any  registration  pursuant  to this  Agreement  shall be in connection  with an  underwritten  public  offering,  each Holder agrees,  if so required  by the  managing  underwriter,  not  to  effect  any  public  sale  or distribution  of  Registrable  Stock  (other  than as part of such  underwritten public offering) within 30 days prior to the effective date of such Registration

Statement or 180 days after the effective date of such Registration Statement.

                                    ARTICLE 3



                          DEFINITIONS AND CONSTRUCTION



         SECTION 3.1 DEFINITION OF CERTAIN TERMS.



         Except as otherwise  expressly provided or unless the context otherwise requires,  the  terms  defined  in  this  Section  3.1,  whenever  used  in this

Agreement,  shall have the respective  meanings assigned to them in this Section for all  purposes  of this  Agreement,  and  include  the  plural as well as the singular.



         As used herein, the following terms have the following meanings:



         ACI:  as defined in the first paragraph of this Agreement.



         ACI SECURITIES:  securities issued by ACI.



         AGREEMENT: this instrument as originally executed, or as it may be from time to time  supplemented  or  amended by one or more  supplements  or amendments hereto entered pursuant to the applicable provisions hereof.



         COMMISSION:  the United States  Securities and Exchange  Commission and

         any successor federal agency having similar powers.



         COMMON STOCK:  the Common Stock, par value $0.01 per share, of ACI.



         DEMAND NOTICE:  as defined in Section 1.1.1.

                                       -------------



         DEMAND REGISTRATION:  as defined in Section 1.1.1.

                                             -------------



         DEMAND  REGISTRABLE  STOCK:  collectively,  the Holder  Original Common

         Shares and the Holder Conversion Shares, and all shares of Common Stock issued by ACI in respect of such Shares.



         EXPIRATION  DATE:  the earlier of (i) eight years from the date hereof,

         or (ii) the  earliest  date on which  the  Holder  may sell  shares  of

         Registrable  Stock  under  Section  (k) of Rule  144 (or any  successor provision).



         GOVERNMENTAL  AUTHORITY:  the United  States of  America,  any state or

         other  political   subdivision   thereof  and  any  entity   exercising

         executive,   legislative,   judicial,   regulatory  or   administrative

         functions of or pertaining to government within any such jurisdiction.



         HOLDER:  as defined in the first paragraph of this  Agreement,  and any

         Person  who  (i)  subsequently  becomes  the  owner  of  record  of any

         Registrable  Stock and (ii) enters into an amendment or  supplement  to this Agreement  pursuant to which such subsequent holder of Registrable

         Stock agrees to be bound by each and every provision of this Agreement except for the provisions of Section 1.1, it being expressly understood

                                      -----------

         and agreed that no subsequent owner of Registrable Stock shall have any demand  registration rights hereunder without the express prior written consent of ACI.



         HOLDER CONVERSION  SHARES:  all shares of Common Stock issued to Holder upon conversion of the Holder Preferred Shares.



         HOLDER ORIGINAL  COMMON SHARES:  the 999,997 shares of the Common Stock purchased by Holder pursuant to the Investment Agreement.



         HOLDER  PREFERRED  SHARES:  all shares of ACI's Series D Senior  Voting

         Cumulative  Convertible  Redeemable Preferred Stock and Series E Junior

         Convertible Redeemable Preferred Stock issued by ACI to Holder pursuant to the Investment Agreement.



         HOLDER REQUEST:  as defined in Section 1.2.1.

                                        -------------



         HOLDER  WARRANT  SHARES:  all shares of Common Stock received by Holder from ACI upon exercise of the Warrant.



         INVESTMENT  AGREEMENT:  the  Investment  Agreement  dated as of May 30,

         1997, by and between the Holder and ACI.



         MATERIAL ADVERSE EFFECT:  as defined in Section 1.1.4.

                                                 -------------



         OPTION AGREEMENT:  as defined in the Recitals to this Agreement.



         OTHER SHARES:  as defined in Section 1.7.

                                      -----------



         OTHER STOCKHOLDERS:  as defined in Section 1.7.



         PERSON: any individual,  corporation (including a business trust) joint stock company,  partnership,  joint  venture,  trust,  estate,  limited

         liability   company,    unincorporated   association,    unincorporated

         organization, Governmental Authority or any other entity.



         REGISTER, REGISTERED AND REGISTRATION: refer to a registration effected by filing a  Registration  Statement in compliance  with the Securities

         Act,  and  the  declaration  or  ordering  by  the  Commission  of  the effectiveness of such Registration Statement.



         REGISTRABLE STOCK: collectively, the Holder Original Common Shares, the

         Holder Conversion Shares and the Holder Warrant Shares,  and all shares of Common Stock issued by ACI in respect of such Shares. Except as used in Section 1.2, the term "Registrable  Stock" shall include all "Demand

            -----------            ------------------                     ------

         Registrable Stock."

         ------------------



         REGISTRATION   EXPENSES:   all  expenses   incurred  in  effecting  any

         registration pursuant to this Agreement, including, without limitation,

         all registration,  qualification,  and filing fees,  printing expenses,

         escrow fees, fees and disbursements of counsel for ACI, blue sky fees and expenses, and expenses of any regular or special audits incident to or required  by any such  registration,  but shall not include  Selling

         Expenses,  fees and  disbursements  of  counsel  for the Holder and the compensation  of regular  employees of ACI,  which shall be paid in any event by ACI.



         REGISTRATION   STATEMENT:  a  registration  statement  prepared  on  an

         appropriate form promulgated under the Securities Act.



         RULE 144: Rule 144 (or any successor  provision)  under the  Securities

         Act.



         RULE 145: Rule 145 (or any successor  provision)  under the  Securities

         Act.



         SECURITIES ACT:  the Securities Act of 1933.



         SELLING EXPENSES: all underwriting  discounts,  selling commissions and stock  transfer taxes  applicable to the sale of Registrable  Stock and fees and  disbursements  of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).



         WARRANT:  the Warrant to purchase  666,666 shares of Common Stock at an exercise price of $1.50 per share granted by ACI to the Holder pursuant to the Investment Agreement.



         SECTION 3.2  RULES OF CONSTRUCTION



                  (a) "This  Agreement"  means  this  instrument  as  originally executed or as it may be from time to time  supplemented  or amended by one or more  supplements or amendments  hereto entered  pursuant to the applicable provisions hereof;



                  (b) "includes" and "including" are not limiting,  and, in each case,  shall  be  construed  as  if  followed  by  the  words  "without limitation," "but not limited to" or words of similar import;



                  (c) "may not" is prohibitive, and not permissive;



                  (d) "shall" is mandatory, and not permissive;



                  (e) "or" is not exclusive  [i.e.,  if a party "may do (a), (b)

         or (c)," then the party may do all of,  any one of, or any  combination of, (a), (b) or (c)] unless the context expressly provides otherwise;



                  (f) all references in this instrument to designated  Articles,

         Sections,  Exhibits,  and  Schedules  are to the  designated  Articles,

         Sections,  Exhibits,  and  Schedules of this  instrument  as originally executed;



                  (g)  all  references   herein  to   constitutions,   treaties,

         statutes, laws, rules, regulations, ordinances, codes or orders include any successor thereto or replacement
         thereof, include any amendment,  modification or supplements thereof or thereto  from time to time,  and,  include  all  rules and  regulations promulgated thereunder or pursuant thereto;



                  (h) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar  import  refer to this  Agreement as a whole and not to any particular Article, Section or other subdivision; and



                  (i) all terms used herein which are defined in the  Securities

         Act,  the  Exchange  Act  or  the  rules  and  regulations  promulgated thereunder have the meanings  assigned to them therein unless otherwise defined herein.



                                    ARTICLE 4



                               GENERAL PROVISIONS



         SECTION 4.1 SEVERABILITY. If any provision of this Agreement, including

any  phrase,   sentence,   clause,  Section  or  subsection  is  inoperative  or

unenforceable for any reason,  such  circumstances  shall not have the effect of rendering the provision in question  inoperative or  unenforceable  in any other case or circumstance,  or of rendering any other provision or provisions  herein contained invalid, inoperative, or unenforceable to any extent whatsoever.



         SECTION 4.2 NOTICES. All notices, requests,  demands, waivers and other communications  required or permitted to be given under this Agreement  shall be in  writing  and  shall be  deemed  to have  been  duly  given if (a)  delivered personally,  (b) mailed by  first-class,  registered or certified  mail,  return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.



                  (a)      if to ACI, to



                           Avery Communications, Inc.

                           190 South LaSalle Street, Suite 1410

                           Chicago, Illinois   60603

                           Attention:  Patrick J. Haynes, III, Chairman



                  (b)      if to the Holder, to



                           The Franklin Holding Corporation (Delaware)

                           450 Park Avenue, 10th Floor

                           New York, New York  10022

                           Attention:  Stephen L. Brown, Chairman



or, in each case,  at such other  address as may be  specified in writing to the other parties hereto.



         All such notices,  requests,  demands, waivers and other communications shall be deemed to have been  received  (w) if by  personal  delivery on the day after such  delivery,  (x) if by certified or  registered  mail,  on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or  telegram,  on the  next day  following  the day on which  such  telecopy  or telegram was sent,  provided that a copy is also sent by certified or registered mail.



         SECTION 4.3 HEADINGS.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or  interpretation of this Agreement.



         SECTION 4.4 ENTIRE  AGREEMENT.  This Agreement  constitutes  the entire agreement and supersede all prior  agreements and  understandings,  both written and oral, between the parties with respect to the subject matter hereof.



         SECTION 4.5  COUNTERPARTS.  This  Agreement  may be executed in several counterparts,  each of which shall be deemed an original  and all of which shall together constitute one and the same instrument.



         SECTION 4.6  GOVERNING  LAW.  This  Agreement  shall be governed in all respects,  including as to validity,  interpretation and effect, by the internal laws of the State of Texas,  without giving effect to the conflict of laws rules thereof.



         SECTION 4.7 BINDING  EFFECT.  This Agreement  shall be binding upon and inure  to  the  benefit  of the  parties  hereto  and  their  respective  heirs,

successors and permitted assigns.



         SECTION 4.8  ASSIGNMENT.  This  Agreement  shall not be  assignable  or otherwise  transferable by any party hereto without the prior written consent of the other parties hereto.



         SECTION 4.9 NO THIRD  PARTY  BENEFICIARIES.  Nothing in this  Agreement shall confer any rights upon any person or entity other than the parties  hereto and their respective heirs, successors and permitted assigns.



         SECTION 4.10  AMENDMENT;  WAIVERS,  ETC. No amendment,  modification or discharge of this Agreement, and no waiver hereunder,  shall be valid or binding unless  set  forth in  writing  and duly  executed  by the  party  against  whom enforcement of the amendment,  modification,  discharge or waiver is sought. Any such waiver shall  constitute a waiver only with respect to the specific  matter described  in such  writing  and shall in no way  impair the rights of the party granting  such  waiver in any other  respect or at any other  time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement,  nor the failure by any of the parties,  on one or more  occasions,  to  enforce  any of the  provisions  of this  Agreement  or to exercise any right or privilege hereunder, shall be construed as a waiver of any other  breach  or  default  of a similar  nature,  or as a waiver of any of such provisions,  rights or  privileges  hereunder.  The rights and  remedies  herein provided are cumulative and are not exclusive of any rights or remedies that any party may  otherwise  have at law or in equity.  The rights and  remedies of any party based upon,  arising out of or otherwise in respect of any  inaccuracy  or breach of any  representation,  warranty,  covenant or  agreement  or failure to fulfill  any  condition  shall in no way be  limited  by the fact  that the act,

omission,  occurrence  or other  state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                          REGISTRATION RIGHTS AGREEMENT

                                 SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.





                                    AVERY COMMUNICATIONS, INC.







                                    By:________________________________

                                         Thomas M. Lyons, President







                                    HOLDER



                                    THE FRANKLIN HOLDING CORPORATION

                                    (DELAWARE)







                                    By:________________________________

                                         Stephen L. Brown, Chairman